Exhibit 23.2

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in this form 10-K/A of KeySpan Corporation and into KeySpan Corporation's previously filed Registration Statements File Nos.:
333-53657,  333-53765,  333-920003,  333-79151, 333-40472, 333-43768, 333-60294,
and 333-82230.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.





                                     By:  /s/Danny D. Simmons
                                          -------------------
                                          Danny D. Simmons
                                          Executive Vice President


Houston, Texas
July 24, 2003